Exhibit 99.2
PART I – FINANCIAL INFORMATION
Item 1. Financial Statements.

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)
	Three months ended March 31,
	2017	2016
NET SALES:
Related parties	$280,573	$280,377
Other customers	85,213	38,477
Total net sales	365,786	318,854
Cost of goods sold	348,935	321,906
Gross profit (loss)	16,851	(3,052)
Selling, general and administrative expenses	10,702	9,625
Other operating expense - net	973	881
Operating income (loss)	5,176	(13,558)
Interest expense	(5,571)	(5,493)
Interest income	230	114
Net gain (loss) on forward and derivative contracts	(16,137)	353
Other income (expense) - net	384	(6)
Loss before income taxes and equity in earnings of joint ventures	(15,918)	(18,590)
Income tax benefit (expense)	308	2,070
Loss before equity in earnings of joint ventures	(15,610)	(16,520)
Equity in earnings of joint ventures	471	357
Net loss	$(15,139)	$(16,163)

Net loss allocated to common stockholders	$(15,139)	$(16,163)
LOSS PER COMMON SHARE:
Basic and diluted	$(0.17)	$(0.19)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	87,254	87,040

See condensed notes to consolidated financial statements

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands)
(Unaudited)
	Three months ended March 31,
	2017	2016
Comprehensive loss:
Net loss	$(15,139)	$(16,163)
Other comprehensive income (loss) before income tax effect:
Net loss on foreign currency cash flow hedges reclassified as income	(46)	(46)
Defined benefit plans and other postretirement benefits:
Amortization of prior service benefit during the period	(311)	(667)
Amortization of net loss during the period	2,143	1,919
Other comprehensive income before income tax effect	1,786	1,206
Income tax effect	(1,074)	(383)
Other comprehensive income	712	823
Total comprehensive loss	$(14,427)	$(15,340)

See condensed notes to consolidated financial statements

CENTURY ALUMINUM COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)
	March 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$125,895	$132,403
Restricted cash	797	1,050
Accounts receivable - net	36,225	12,432
Due from affiliates	11,789	16,651
Inventories	244,720	233,563
Prepaid and other current assets	18,968	22,210
Assets held for sale	—	22,313
Total current assets	438,394	440,622
Property, plant and equipment - net	1,012,564	1,026,285
Other assets	74,849	73,420
TOTAL	$1,525,807	$1,540,327
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable, trade	$88,701	$94,960
Due to affiliates	20,020	15,368
Accrued and other current liabilities	58,094	50,100
Accrued employee benefits costs	10,914	10,917
Industrial revenue bonds	7,815	7,815
Total current liabilities	185,544	179,160
Senior notes payable	247,809	247,699
Accrued pension benefits costs - less current portion	48,863	49,493
Accrued postretirement benefits costs - less current portion	126,729	126,355
Other liabilities	64,608	72,026
Deferred taxes	109,510	108,939
Total noncurrent liabilities	597,519	604,512
COMMITMENTS AND CONTINGENCIES (NOTE 11)
SHAREHOLDERS’ EQUITY:
Preferred stock (Note 7)	1	1
Common stock (Note 7)	944	944
Additional paid-in capital	2,515,647	2,515,131
Treasury stock, at cost	(86,276)	(86,276)
Accumulated other comprehensive loss	(113,181)	(113,893)
Accumulated deficit	(1,574,391)	(1,559,252)
Total shareholders’ equity	742,744	756,655
TOTAL	$1,525,807	$1,540,327

See condensed notes to consolidated financial statements

CENTURY ALUMINUM COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	Three months ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,139)	$(16,163)
Adjustments to reconcile net loss to net cash provided by operating activities:
Unrealized loss on forward and derivative contracts	13,978	—
Unrealized gain on E.ON contingent obligation	(353)	(353)
Lower of cost or market inventory adjustment	(3,880)	(5,784)
Depreciation and amortization	20,938	21,260
Pension and other postretirement benefits	1,576	632
Deferred income taxes	(95)	(3,587)
Stock-based compensation	477	321
Equity in earnings of joint ventures, net of dividends	(393)	(357)
Change in operating assets and liabilities:
Accounts receivable - net	(23,793)	(3,193)
Due from affiliates	4,862	1,939
Inventories	(4,677)	17,648
Prepaid and other current assets	4,726	14,290
Accounts payable, trade	(4,377)	(5,983)
Due to affiliates	3,296	(5,372)
Accrued and other current liabilities	(4,905)	1,253
Other - net	(3,585)	(1,648)
Net cash (used in) provided by operating activities	(11,344)	14,903
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(9,045)	(3,835)
Proceeds from sale of Ravenswood	13,585	—
Restricted and other cash deposits	253	—
Net cash provided by (used in) investing activities	4,793	(3,835)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	233	371
Repayments under revolving credit facilities	(233)	(371)
Issuance of common stock	43	—
Net cash provided by financing activities	43	—
CHANGE IN CASH AND CASH EQUIVALENTS	(6,508)	11,068
Cash and cash equivalents, beginning of period	132,403	115,393
Cash and cash equivalents, end of period	$125,895	$126,461

See condensed notes to consolidated financial statements

CENTURY ALUMINUM COMPANY
Condensed Notes to the Consolidated Financial Statements
Three months ended March 31, 2017 and 2016
(amounts in thousands, except share and per share amounts)
(Unaudited)

1.	General
The accompanying unaudited interim consolidated financial statements of Century Aluminum Company should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2016. In management’s opinion, the unaudited interim consolidated financial statements reflect all adjustments, which are of a normal and recurring nature, that are necessary for a fair presentation of financial results for the interim periods presented. Operating results for the first three months of 2017 are not necessarily indicative of the results that may be expected for the year ending December 31, 2017. Throughout this Form 10-Q, and unless expressly stated otherwise or as the context otherwise requires, "Century Aluminum," "Century," the "Company", "we," "us," "our" and "ours" refer to Century Aluminum Company and its consolidated subsidiaries.
The Company adopted Accounting Standard Update 2016-09 "Compensation - Stock Compensation (Topic 718) Improvements to Employee Share-Based Payment Accounting," as of January 1, 2017 on a prospective basis. The adoption of this standard did not have a material impact on the Company's consolidated financial statements.

2.	Related party transactions
Our significant related party transactions occurring during the three months ended March 31, 2017 and 2016 are described below. We believe that all of the transactions with our related parties were on terms that approximate market.
Glencore ownership
As of March 31, 2017, Glencore plc and its affiliates (together "Glencore") owned 42.9% of Century’s outstanding common stock (47.5% on a fully-diluted basis assuming the conversion of all of the Series A Convertible Preferred Stock) and all of our outstanding Series A Convertible Preferred Stock. From time to time Century and Glencore enter into various transactions for the purchase and sale of primary aluminum, purchase and sale of alumina, tolling agreements and certain forward financial contracts.
Sales to Glencore
For the three months ended March 31, 2017 and 2016 we derived approximately 77% and 88%, respectively, of our consolidated sales from Glencore.

Glencore purchased aluminum produced at our North American smelters during 2016 under a purchase and sale agreement, effective as of December 31, 2014 (the "2015-2016 US Sales Agreement"). The 2015-2016 US Sales Agreement expired on December 31, 2016. We have since entered into a new agreement with Glencore pursuant to which Glencore has agreed to purchase aluminum produced at our North American smelters in 2017. The pricing for aluminum sold under these agreements is determined by reference to the Midwest Transaction Price plus additional negotiated product premiums.
We have also entered into an agreement with Glencore pursuant to which Glencore has agreed to purchase substantially all of the primary aluminum produced at Grundartangi through 2017 at prices based on the LME price for primary aluminum plus the European Duty Paid premium and any applicable product premiums.
Glencore purchases the aluminum we produce for resale.
Purchases from Glencore
We purchase alumina from Glencore under a long-term supply agreement and on a spot basis. Pursuant to our current agreement, Glencore has agreed to supply us with alumina through 2017 at prices indexed to the LME price of primary aluminum. In 2016 and 2017, upon mutual agreement, all of our purchases from Glencore under this agreement were priced based on a published alumina index.

CENTURY ALUMINUM COMPANY
Condensed Notes to the Consolidated Financial Statements (continued)
(amounts in thousands, except share and per share amounts)
(Unaudited)

Financial contracts with Glencore
During 2017, we entered into certain financial contracts with Glencore. Refer to Note 15 Derivatives to the consolidated financial statements included herein.
Transactions with Baise Haohai Carbon Co., Ltd. ("BHH")
We own a 40% stake in BHH, a joint venture that owns a carbon anode and cathode facility located in the Guangxi Zhuang Autonomous Region of south China.  We have an agreement with BHH to provide carbon anodes to Grundartangi through December 31, 2017.
Summary
A summary of the aforementioned significant related party transactions for the three months ended March 31, 2017 and 2016 is as follows:

	Three months ended March 31,
	2017	2016
Net sales to Glencore	$280,573	$280,377
Purchases from Glencore	71,581	44,013
Purchases from BHH	2,780	2,383

3.	Ravenswood property sale

On July 27, 2015, we announced the immediate and permanent closure of our Ravenswood, West Virginia aluminum smelter ("Ravenswood") which had been idled since February 2009. The decision to permanently close Ravenswood was based on the inability to secure a competitive power contract for the smelter, compounded by challenging aluminum market conditions largely driven by increased exports of aluminum from China.

In January 2017, we completed our sale of the Ravenswood facility and associated assets for an aggregate purchase price of $15,000 in cash from the buyer.

4.	Business acquisitions
Acquisition of Mt. Holly aluminum smelter

In 2014, our wholly-owned subsidiary, Berkeley Aluminum Inc. (“Berkeley”, which already owned 49.7% of the Mt. Holly smelter) entered into a stock purchase agreement (the "Stock Purchase Agreement") with Alumax Inc. ("Alumax"), a wholly-owned subsidiary of Alcoa Inc. ("Alcoa"), pursuant to which Berkeley acquired all of the issued and outstanding shares of Alumax of South Carolina, Inc. ("Alumax of SC") and thereby became the owner of 100% of the Mt. Holly smelter.  Pursuant to the terms of the Stock Purchase Agreement, Berkeley acquired all of the issued and outstanding shares of capital stock of Alumax of SC for $67,500 in cash subject to a contingent earn-out payment, working capital and other similar adjustments.  We received payments from Alcoa of $12,500 in settlement of the contingent consideration in March 2016, $11,313 for economic and working capital adjustments in April 2015 and $2,400 at closing which was primarily for post-employment benefits.  The total net cash consideration paid to Alcoa after final resolution of all post-closing adjustments, including the earn-out provision, was $41,487.  Immediately following the consummation of the transaction, Berkeley merged with and into Alumax of SC with Alumax of SC surviving and changing its name to Century Aluminum of South Carolina, Inc.

CENTURY ALUMINUM COMPANY
Condensed Notes to the Consolidated Financial Statements (continued)
(amounts in thousands, except share and per share amounts)
(Unaudited)

5.	Fair value measurements
The following section describes the valuation methodology used to measure our financial assets and liabilities that were accounted for at fair value and are categorized based on the fair value hierarchy described in Accounting Standards Codification ("ASC") 820, "Fair Value Measurements and Disclosures."

Overview of Century’s valuation methodology
	Level	Significant inputs
Cash equivalents	1	Quoted market prices
Trust assets (1)	1	Quoted market prices
Surety bonds	1	Quoted market prices
Forward financial sales	2	Quoted market prices
Fixed for floating swaps	3	Quoted market prices, management's estimates of future U.S. Midwest premium
E.ON contingent obligation	3	Quoted market prices, management’s estimates of the LME forward market prices for periods beyond the quoted periods and management’s estimate of future level of operations

(1)
Trust assets are currently invested in money market funds. These trust assets are held to fund the non-qualified supplemental executive pension benefit obligations for certain of our officers. The trust has sole authority to invest the funds in secure interest producing investments consisting of short-term securities issued or guaranteed by the United States government or cash and cash equivalents.

Our fair value measurements include the consideration of market risks that other market participants might consider in pricing the particular asset or liability, specifically non-performance risk and counterparty credit risk. Considerations of the non-performance risk and counterparty credit risk are used to establish the appropriate risk-adjusted discount rates used in our fair value measurements.
Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.  Our assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value assets and liabilities and the placement within the fair value hierarchy levels. There were no transfers between Level 1 and 2 during the periods presented. There were no transfers into or out of Level 3 during the periods presented. It is our policy to recognize transfers into and transfers out of Level 3 as of the date of the event or change in circumstances that caused the transfer.
The following table sets forth our financial assets and liabilities that were accounted for at fair value on a recurring basis by the level of input within the ASC 820 fair value hierarchy.

Recurring Fair Value Measurements	As of March 31, 2017
	Level 1	Level 2	Level 3	Total
ASSETS:
Cash equivalents	$103,286	$—	$—	$103,286
Trust assets	3,138	—	—	3,138
Surety bonds	1,618	—	—	1,618
Derivatives	—	—	1,610	1,610
TOTAL	$108,042	$—	$1,610	$109,652

LIABILITIES:
E.ON contingent obligation - net	$—	$—	$—	$—
Derivatives	—	13,015	1,900	14,915
TOTAL	$—	$13,015	$1,900	$14,915

CENTURY ALUMINUM COMPANY
Condensed Notes to the Consolidated Financial Statements (continued)
(amounts in thousands, except share and per share amounts)
(Unaudited)

Recurring Fair Value Measurements	As of December 31, 2016
	Level 1	Level 2	Level 3	Total
ASSETS:
Cash equivalents	$79,014	$—	$—	$79,014
Trust assets	3,147	—	—	3,147
Surety bonds	1,874	—	—	1,874
Derivatives	—	—	925	925
TOTAL	$84,035	$—	$925	$84,960
LIABILITIES:
E.ON contingent obligation – net	$—	$—	$—	$—
Derivatives	—	—	253	253
TOTAL	$—	$—	$253	$253

6.	Earnings (loss) per share
Basic earnings (loss) per share ("EPS") amounts are calculated by dividing net income (loss) allocated to common stockholders by the weighted average number of common shares outstanding. Diluted EPS amounts assume the issuance of common stock for all potentially dilutive securities.
In periods when we report a net loss, all share-based compensation awards are excluded from the calculation of diluted weighted average shares outstanding because of their antidilutive effect on loss per share. In periods when we report net income, certain share-based compensation awards may be excluded from the calculation of diluted EPS if the exercise price was greater than the average market price of the underlying common stock.
The following table shows the basic and diluted earnings (loss) per share for the three months ended March 31, 2017 and 2016:

	For the three months ended March 31,
	2017			2016
	Loss	Shares (000)	Per-Share	Loss	Shares (000)	Per-Share
Net loss	$(15,139)			$(16,163)
Amount allocated to common stockholders	100.00%			100.00%
Basic and diluted EPS:
Net loss allocated to common stockholders	$(15,139)	87,254	$(0.17)	$(16,163)	87,040	$(0.19)

Securities excluded from the calculation of diluted EPS:	Three months ended March 31,
	2017	2016

Stock options	207,716	393,237
Service-based share awards	1,037,320	498,809

CENTURY ALUMINUM COMPANY
Condensed Notes to the Consolidated Financial Statements (continued)
(amounts in thousands, except share and per share amounts)
(Unaudited)

7.	Shareholders’ equity
Common Stock
As of March 31, 2017 and December 31, 2016, we had 195,000,000 shares of common stock, $0.01 cent par value per share, authorized under our Restated Certificate of Incorporation, of which 94,448,636 shares were issued and 87,262,115 shares were outstanding at March 31, 2017; 94,437,418 shares were issued and 87,250,897 shares were outstanding at December 31, 2016.
The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock which are currently outstanding, including our Series A Convertible Preferred Stock, or which we may designate and issue in the future.
Stock Repurchase Program
In 2011, our Board of Directors approved a $60,000 common stock repurchase program which was expanded in 2015 to $130,000. Through March 31, 2017 we had repurchased 7,186,521 shares of common stock for an aggregate purchase price of $86,276. We have made no share repurchases since April 2015 and we have $43,724 remaining under the repurchase program authorization. The repurchase program may be expanded, suspended or discontinued by our Board, in its sole discretion, at any time.
Shares of common stock repurchased are recorded at cost as treasury stock and result in a reduction of shareholders’ equity in the consolidated balance sheets. From time to time, treasury shares may be reissued and we use an average cost method for determining the cost for reissued treasury shares. The difference between the cost of the shares and the reissuance price is added to or deducted from additional paid-in capital.
Preferred Stock
As of March 31, 2017 and December 31, 2016 we had 5,000,000 shares of preferred stock, $0.01 cent par value per share, authorized under our Restated Certificate of Incorporation. In 2008, we issued 160,000 shares of our Series A Convertible Preferred Stock, all of which are held by Glencore, and at March 31, 2017 and December 31, 2016, 75,577 and 75,625 shares were outstanding, respectively. The issuance of common stock under our stock incentive programs, debt exchange transactions and any stock offering that excludes Glencore participation triggers anti-dilution provisions of the preferred stock agreement and results in the automatic conversion of Series A Convertible Preferred Stock shares into shares of common stock. The conversion of preferred to common shares is 100 shares of common for each share of preferred stock.  Our Series A Convertible Preferred Stock has a par value of $0.01 per share.
Our Board of Directors may issue preferred stock in one or more series and determine for each series the dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms and the number of shares constituting that series, as well as the designation thereof.  Depending upon the terms of preferred stock established by our Board of Directors, any or all of the preferred stock could have preference over the common stock with respect to dividends and other distributions and upon the liquidation of Century. In addition, issuance of any shares of preferred stock with voting powers may dilute the voting power of the outstanding common stock.

CENTURY ALUMINUM COMPANY
Condensed Notes to the Consolidated Financial Statements (continued)
(amounts in thousands, except share and per share amounts)
(Unaudited)

The Common and Preferred Stock Activity table below contains additional information about preferred stock conversions during the three months ended March 31, 2017 and 2016.

Common and Preferred Stock Activity:	Preferred stock	Common stock
(in shares)	Series A convertible	Treasury	Outstanding
Beginning balance as of December 31, 2016	75,625	7,186,521	87,250,897
Conversion of convertible preferred stock	(48)	—	4,795
Issuance for share-based compensation plans	—	—	6,423
Ending balance as of March 31, 2017	75,577	7,186,521	87,262,115

Beginning balance as of December 31, 2015	76,539	7,186,521	87,038,050
Conversion of convertible preferred stock	(93)	—	9,305
Issuance for share-based compensation plans	—	—	12,378
Ending balance as of March 31, 2016	76,446	7,186,521	87,059,733

8.	Income taxes
We recorded an income tax benefit for the three months ended March 31, 2017 and 2016 of $308 and $2,070, respectively, which primarily consisted of foreign income taxes.
Our income tax benefit or expense is based on an annual effective tax rate forecast, including estimates and assumptions that could change during the year. The application of the requirements for accounting for income taxes in interim periods, after consideration of our valuation allowance, causes a significant variation in the typical relationship between income tax expense and pretax accounting income.
As of March 31, 2017, all of Century's U.S. and certain foreign deferred tax assets, net of deferred tax liabilities, continue to be subject to a valuation allowance.

9.	Inventories

Inventories consist of the following:
	March 31, 2017	December 31, 2016
Raw materials	$74,121	$59,415
Work-in-process	41,331	35,539
Finished goods	22,440	26,613
Operating and other supplies	106,828	111,996
Total inventories	$244,720	$233,563
Inventories are stated at the lower of cost or Net Realizable Value ("NRV") using the first-in, first-out ("FIFO") or the weighted average cost method.

CENTURY ALUMINUM COMPANY
Condensed Notes to the Consolidated Financial Statements (continued)
(amounts in thousands, except share and per share amounts)
(Unaudited)

10.	Debt

	March 31, 2017	December 31, 2016
Debt classified as current liabilities:
Hancock County industrial revenue bonds ("IRBs") due 2028, interest payable quarterly (variable interest rates (not to exceed 12%)) (1)	$7,815	$7,815
Debt classified as non-current liabilities:
7.5% senior secured notes due June 1, 2021, net of debt discount of $2,191 and $2,301, respectively, interest payable semiannually	247,809	247,699
Total	$255,624	$255,514

(1)
The IRBs are classified as current liabilities because they are remarketed weekly and could be required to be repaid upon demand if there is a failed remarketing. The IRB interest rate at March 31, 2017 was 1.11%.

U.S. Revolving Credit Facility
We and certain of our direct and indirect domestic subsidiaries are party to a senior secured revolving credit facility, dated May 24, 2013, as amended, with a syndicate of lenders which provides for borrowings of up to $150,000 in the aggregate, including up to $110,000 under a letter of credit sub-facility (the "U.S. revolving credit facility"). Our U.S. revolving credit facility matures in June 2020. Any letters of credit issued and outstanding under the U.S. revolving credit facility reduce our borrowing availability on a dollar-for-dollar basis. The availability of funds under the U.S. revolving credit facility is limited by a specified borrowing base consisting of accounts receivable, inventory and qualified cash deposits of the borrowers which meet the eligibility criteria.
Status of our U.S. revolving credit facility:

March 31, 2017
Credit facility maximum amount	$150,000
Borrowing availability	115,288
Outstanding letters of credit issued	65,764
Outstanding borrowings	—
Borrowing availability, net of outstanding letters of credit and borrowings	49,524
Iceland Revolving Credit Facility
We have also entered into, through our wholly-owned subsidiary Nordural Grundartangi ehf, a $50,000 revolving credit facility, dated November 27, 2013 (the "Iceland revolving credit facility"). The Iceland revolving credit facility expires on November 27, 2018. The availability of funds under the Iceland revolving credit facility is limited by a specified borrowing base consisting of inventory and accounts receivable of Grundartangi.
Status of our Iceland revolving credit facility:

March 31, 2017
Credit facility maximum amount	$50,000
Borrowing availability	50,000
Outstanding borrowings	—
Borrowing availability, net of borrowings	50,000

CENTURY ALUMINUM COMPANY
Condensed Notes to the Consolidated Financial Statements (continued)
(amounts in thousands, except share and per share amounts)
(Unaudited)

7.5% Notes due 2021
General. On June 4, 2013, we issued $250,000 of our 7.5% Notes due June 1, 2021 (the "2021 Notes") in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended.  The 2021 Notes were issued at a discount and bear interest at the rate of 7.5% per annum on the principal amount, payable semi-annually in arrears in cash on June 1st and December 1st of each year.
Fair Value.  Fair value for our 2021 Notes was based on the latest trading data available and was $250,000 and $234,220, as of March 31, 2017 and December 31, 2016, respectively.  Although we use quoted market prices for identical debt instruments, the markets on which they trade are not considered to be active and are therefore considered Level 2 fair value measurements.

CENTURY ALUMINUM COMPANY
Condensed Notes to the Consolidated Financial Statements (continued)
(amounts in thousands, except share and per share amounts)
(Unaudited)

11.	Commitments and contingencies
Environmental Contingencies
Based upon all available information, we believe our current environmental liabilities do not have, and are not likely to have, a material adverse effect on our financial condition, results of operations or liquidity. However, because of the inherent uncertainties in estimating environmental liabilities primarily due to unknown facts and circumstances and changing governmental regulations and legal standards regarding liability, there can be no assurance that future capital expenditures and costs for environmental compliance at currently or formerly owned or operated properties will not result in liabilities that may have a material adverse effect on our financial condition, results of operations or liquidity.
It is our policy to accrue for costs associated with environmental assessments and remedial efforts when it becomes probable that a liability has been incurred and the costs can be reasonably estimated. The aggregate environmental-related accrued liabilities were $1,110 and $998 at March 31, 2017 and December 31, 2016, respectively. All accrued amounts have been recorded without giving effect to any possible future recoveries. Costs for ongoing environmental compliance, including maintenance and monitoring are expensed as incurred.
Vernon
In July 2006, we were named as a defendant, together with certain affiliates of Alcan Inc., in a lawsuit brought by Alcoa Inc. seeking to determine responsibility for certain environmental indemnity obligations related to the sale of a cast aluminum plate manufacturing facility located in Vernon, California, which we purchased from Alcoa Inc. in December 1998, and sold to Alcan Rolled Products-Ravenswood LLC in July 1999. The complaint also seeks costs and attorney fees. The matter was stayed by the court in 2008 to allow for the remediation of environmental areas at the site. On June 30, 2016 the court ordered the stay lifted and reopened the case. The matter is in a preliminary stage in the U.S. District Court for the District of Delaware, and we cannot predict the ultimate outcome of this action or estimate a range of possible losses related to this matter at this time.
Matters relating to the St. Croix Alumina Refining Facility
We are a party to a United States Environmental Protection Agency Administrative Order on Consent (the "Order") pursuant to which certain past and present owners of an alumina refining facility at St. Croix, Virgin Islands (the "St. Croix Alumina Refinery") have agreed to carry out a Hydrocarbon Recovery Plan to remove and manage hydrocarbons floating on groundwater underlying the facility.  Pursuant to the Hydrocarbon Recovery Plan, recovered hydrocarbons and groundwater are delivered to the adjacent petroleum refinery where they are received and managed. Through March 31, 2017, our affiliate, Virgin Islands Alumina Corporation LLC, has expended approximately $1,085 on the Hydrocarbon Recovery Plan.  At this time, we are not able to estimate the amount of any future potential payments under this indemnification to comply with the Order, but we do not anticipate that any such amounts will have a material adverse effect on our financial condition, results of operations or liquidity, regardless of the final outcome.
In December 2010, Century was among several defendants named in a lawsuit filed by plaintiffs who either worked, resided or owned property in the area downwind from the St. Croix Alumina Refinery. In March 2011, Century was also named a defendant in a nearly identical suit brought by certain additional plaintiffs. The plaintiffs in both suits allege damages caused by the presence of red mud and other particulates coming from the alumina facility and are seeking unspecified monetary damages, costs and attorney fees as well as certain injunctive relief. We tendered indemnity and defense to St. Croix Alumina LLC and Alcoa Alumina & Chemical LLC under the terms of an acquisition agreement relating to the facility and have filed motions to dismiss plaintiffs’ claims. In August 2015, the Superior Court of the Virgin Islands, Division of St. Croix denied the motions to dismiss but ordered all plaintiffs to refile individual complaints. At this time, it is not possible to predict the ultimate outcome of or to estimate a range of possible losses for any of the foregoing actions relating to the St. Croix Alumina Refinery.
Legal Contingencies
In addition to the foregoing matters, we have pending against us or may be subject to various lawsuits, claims and proceedings related primarily to employment, commercial, stockholder, safety and health matters. While the results of such litigation matters and claims cannot be predicted with certainty, we believe that the final outcome of such matters will not have

CENTURY ALUMINUM COMPANY
Condensed Notes to the Consolidated Financial Statements (continued)
(amounts in thousands, except share and per share amounts)
(Unaudited)

a material adverse impact on our financial condition, results of operations or liquidity. However, because of the nature and inherent uncertainties of litigation, should the outcome of these actions be unfavorable, our business, financial condition, results of operations and liquidity could be materially and adversely affected.
In evaluating whether to accrue for losses associated with legal contingencies, it is our policy to take into consideration factors such as the facts and circumstances asserted, our historical experience with contingencies of a similar nature, the likelihood of our prevailing and the severity of any potential loss.  For some matters, no accrual is established because we have assessed our risk of loss to be remote.  Where the risk of loss is probable and the amount of the loss can be reasonably estimated, we record an accrual, either on an individual basis or with respect to a group of matters involving similar claims, based on the factors set forth above.
When we have assessed that a loss associated with legal contingencies is reasonably possible, we determine if estimates of possible losses or ranges of possible losses are in excess of related accrued liabilities, if any.  Based on current knowledge, management has ascertained estimates for losses that are reasonably possible and management does not believe that any reasonably possible outcomes in excess of our accruals, if any, either individually or in aggregate, would be material to our financial condition, results of operations or liquidity. We reevaluate and update our assessments and accruals as matters progress over time.
Ravenswood Retiree Medical Benefits changes
In November 2009, Century Aluminum of West Virginia ("CAWV") filed a class action complaint for declaratory judgment against the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union ("USW"), the USW’s local and certain CAWV retirees, individually and as class representatives ("CAWV Retirees"), seeking a declaration of CAWV’s rights to modify/terminate retiree medical benefits.  Later in November 2009, the USW and representatives of a retiree class filed a separate suit against CAWV, Century Aluminum Company, Century Aluminum Master Welfare Benefit Plan, and various John Does with respect to the foregoing.
On February 9, 2017, CAWV entered into a settlement agreement in potential settlement of these actions. Under the terms of the settlement agreement, CAWV has agreed to make payments into a trust for the benefit of the CAWV Retirees in the aggregate amount of $23,000 over the course of 10 years, with $5,000 payable upon final approval by the court of the settlement agreement and $2,000 payable annually thereafter for nine years. We recognized a $23,000 liability in the consolidated balance sheets with a corresponding expense included in Ravenswood charges in the consolidated statements of operations in the third quarter of 2016. The settlement agreement is subject to final court approval which is not expected before the third quarter of 2017.
PBGC Settlement
In 2013, we entered into a settlement agreement with the Pension Benefit Guarantee Corporation ("PBGC") regarding an alleged "cessation of operations" at our Ravenswood facility. Pursuant to the terms of the agreement, we agreed to make additional contributions (above any minimum required contributions) to our defined benefit pension plans totaling approximately $17,400. Under certain circumstances, in periods of lower primary aluminum prices relative to our cost of operations, we are able to defer one or more of these payments provided that we provide the PBGC with acceptable security for such deferred payments. We made contributions pursuant to this agreement of $1,100 in 2015 and $6,700 in 2013. We did not make any contributions in 2014, 2016 or the three months ended March 31, 2017. We have elected to defer certain payments under the PBGC agreement and have provided the PBGC with the appropriate security. The remaining contributions under this agreement are approximately $9,600.
Power Commitments and Contingencies
Hawesville
Hawesville has a power supply arrangement with Kenergy and EDF Trading North America, LLC (“EDF") which provides market-based power to the Hawesville smelter. Under this arrangement, the power companies purchase power on the open market and pass it through to Hawesville at Midcontinent Independent System Operator ("MISO") pricing plus transmission and other costs. The power supply arrangement with Kenergy has an effective term through December 2023. The arrangement

CENTURY ALUMINUM COMPANY
Condensed Notes to the Consolidated Financial Statements (continued)
(amounts in thousands, except share and per share amounts)
(Unaudited)

with EDF to act as our market participant with MISO has an effective term through May 2018, extending year to year thereafter unless a one year notice is given.
Sebree
Sebree has a power supply arrangement with Kenergy and EDF which provides market-based power to the Sebree smelter. Similar to the arrangement at Hawesville, the power companies purchase power on the open market and pass it through to Sebree at MISO pricing plus transmission and other costs. The power supply arrangement with Kenergy has an effective term through December 2023. The arrangement with EDF to act as our market participant with MISO has an effective term through May 2018, extending year to year thereafter unless a one year notice is given.
Mt. Holly
Mt. Holly has a power supply arrangement pursuant to which 25% of the Mt. Holly load is served from the South Carolina Public Service Authority’s ("Santee Cooper") generation at a cost-based industrial rate and 75% of the Mt. Holly load is sourced from a supplier that is outside Santee Cooper’s service territory at market prices that are tied to natural gas prices. The agreement with Santee Cooper has a term through December 31, 2018. The agreement with the other power supplier has a term through December 31, 2017. Both of these agreements may be terminated by Mt. Holly on 60 days' notice.
Grundartangi
Grundartangi has power purchase agreements for approximately 525 MW with HS Orka hf ("HS"), Landsvirkjun and Orkuveita Reykjavikur ("OR") to provide power to its Grundartangi smelter.  These power purchase agreements, which will expire on various dates from 2019 through 2036 (subject to extension), provide power at LME-based variable rates.  Each power purchase agreement contains take-or-pay obligations with respect to a significant percentage of the total committed and available power under such agreement.
In late 2016, Grundartangi reached an agreement with Landsvirkjun for an extension of the 161MW power contract that would have expired in October 2019. Under the terms of the extension, Landsvirkjun will continue to supply 161MW of power to Grundartangi from November 1, 2019 through December 31, 2023. Grundartangi will continue to pay LME-based variable rates through October 2019 and will pay rates linked to the Nord Pool power market thereafter.
Helguvik
Nordural Helguvik ehf ("Helguvik") has a power purchase agreement with OR to provide a portion of the power requirements to the Helguvik project. The agreement would provide power at LME-based variable rates and contains take-or-pay obligations with respect to a significant percentage of the total committed and available power under such agreements. The agreement also contains certain conditions to OR’s obligations and OR has alleged that certain of these conditions have not been satisfied.
Other Commitments and Contingencies
Labor Commitments
The bargaining unit employees at our Grundartangi, Vlissingen, Hawesville and Sebree facilities are represented by labor unions, representing 64% of our total workforce.
Approximately 84% of Grundartangi’s work force is represented by five labor unions, governed by a labor agreement which is effective through December 31, 2019 that establishes wages and work rules for covered employees. 100% of Vlissingen's work force is represented by the Federation for the Metal and Electrical Industry ("FME") by a labor agreement that is effective to June 1, 2018. The FME negotiates working conditions with trade unions on behalf of its members.
Approximately 54% of our U.S. based work force is represented by the USW. The labor agreement for Hawesville employees is effective through April 1, 2020. Century Sebree's labor agreement with the USW for its employees is effective through October 28, 2019. Mt. Holly employees are not represented by a labor union.

CENTURY ALUMINUM COMPANY
Condensed Notes to the Consolidated Financial Statements (continued)
(amounts in thousands, except share and per share amounts)
(Unaudited)

12.	Components of accumulated other comprehensive loss

	March 31, 2017	December 31, 2016
Defined benefit plan liabilities	$(124,085)	$(125,917)
Unrealized loss on financial instruments	2,814	2,860
Other comprehensive loss before income tax effect	(121,271)	(123,057)
Income tax effect (1)	8,090	9,164
Accumulated other comprehensive loss	$(113,181)	$(113,893)
(1) The allocation of the income tax effect to the components of other comprehensive loss is as follows:

	March 31, 2017	December 31, 2016
Defined benefit plan liabilities	$8,654	$9,736
Unrealized loss on financial instruments	(564)	(572)

The following table summarizes the changes in the accumulated balances for each component of accumulated other comprehensive loss ("AOCL"):

	Defined benefit plan and other postretirement liabilities	Unrealized loss on financial instruments	Total, net of tax
Balance, December 31, 2016	$(116,181)	$2,288	$(113,893)
Net amount reclassified to net loss	750	(38)	712
Balance, March 31, 2017	$(115,431)	$2,250	$(113,181)

Balance, December 31, 2015	$(110,667)	$(1,983)	$(112,650)
Net amount reclassified to net loss	861	(38)	823
Balance, March 31, 2016	$(109,806)	$(2,021)	$(111,827)

Reclassifications out of AOCL were included in the consolidated statements of operations as follows:

		For the three months ended March 31
AOCL Components	Location	2017	2016
Defined benefit plan and other postretirement liabilities	Cost of goods sold	$1,307	$777
	Selling, general and administrative expenses	132	125
	Other operating expense, net	394	350
	Income tax expense	(1,083)	(391)
	Net of tax	$750	$861

Unrealized loss on financial instruments	Cost of goods sold	$(46)	$(46)
	Income tax benefit	8	8
	Net of tax	$(38)	$(38)

CENTURY ALUMINUM COMPANY
Condensed Notes to the Consolidated Financial Statements (continued)
(amounts in thousands, except share and per share amounts)
(Unaudited)

13.	Components of net periodic benefit cost

	Pension Benefits
	Three months ended March 31,
	2017	2016
Service cost	$1,224	$1,270
Interest cost	3,332	3,480
Expected return on plan assets	(4,749)	(4,816)
Amortization of prior service costs	27	28
Amortization of net loss	1,232	1,043
Net periodic benefit cost	$1,066	$1,005

	Other Postretirement Benefits ("OPEB")
	Three months ended March 31,
	2017	2016
Service cost	$247	$330
Interest cost	1,366	1,456
Amortization of prior service cost	(338)	(695)
Amortization of net loss	911	876
Net periodic benefit cost	$2,186	$1,967

Employer contributions
During the three months ended March 31, 2017, we made contributions of $437 to the qualified defined benefit and unqualified supplemental executive retirement benefit ("SERB") plans that we sponsor.

14.	Supplemental cash flow information

	Three months ended March 31,
	2017	2016
Cash paid for:
Interest	$174	$160
Income taxes	3,049	2,596

15.	Derivatives
As of March 31, 2017, we had an open position of 52,590 tonnes related to LME forward financial sales contracts, 48,540 tonnes of which are with Glencore, to fix the forward LME price (the “Forward Financial Sales Contracts”). Of these Forward Financial Sales Contracts, 49,500 tonnes settle monthly, on a ratable basis, through December 31, 2017, with the remainder expected to settle between November 1, 2019 and December 31, 2020. We also have financial contracts with Glencore to offset fixed price sales arrangements with certain of our customers (the “fixed for floating swaps”) to remain exposed to the LME price. As of March 31, 2017, we had an open position related to such arrangements of 7,931 tonnes settling at various dates through May 2018.
During 2017, we also entered into financial contracts to fix the forward price of approximately 4% of power purchases at Grundartangi for the period November 1, 2019 through December 31, 2020 (the “power price swaps”). The power price swaps are not designated as cash flow hedges. As of March 31, 2017, we had an open position of 256,200 MWh related to the power price swaps.

CENTURY ALUMINUM COMPANY
Condensed Notes to the Consolidated Financial Statements (continued)
(amounts in thousands, except share and per share amounts)
(Unaudited)

As of March 31, 2017, we had a derivative asset and liability of $1,610 and $14,915, respectively, in the consolidated balance sheets. We recognized a loss of $16,137 related to our derivative instruments during the quarter ended March 31, 2017 in the consolidated statements of operations, substantially all of which related to transactions with Glencore. The impact of the derivative instruments on the consolidated balance sheets and consolidated statements of operations was not material for the corresponding prior periods presented.

CENTURY ALUMINUM COMPANY
Condensed Notes to the Consolidated Financial Statements (continued)
(amounts in thousands)
(unaudited)

16.	Condensed consolidating financial information
Our 2021 Notes are guaranteed by each of our material existing and future domestic subsidiaries (The "Guarantor Subsidiaries"), except for Nordural US LLC, Century Aluminum Development LLC and Century Aluminum of West Virginia, Inc.  The Guarantor Subsidiaries are 100% owned by Century.  All guarantees are full and unconditional; all guarantees are joint and several.  These notes are not guaranteed by our foreign subsidiaries (such foreign subsidiaries along with Nordural US LLC, Century Aluminum Development LLC and Century Aluminum of West Virginia, Inc., collectively the “Non-Guarantor Subsidiaries”).  We allocate corporate expenses or income to our subsidiaries and charge interest on certain intercompany balances.

The following summarized condensed consolidating statements of comprehensive income (loss) for three months ended March 31, 2017 and 2016, condensed consolidating balance sheets as of March 31, 2017 and December 31, 2016 and the condensed consolidating statements of cash flows for the three months ended March 31, 2017 and 2016 present separate results for Century, the Guarantor Subsidiaries, the Non-Guarantor Subsidiaries, consolidating adjustments and total consolidated amounts.

CENTURY ALUMINUM COMPANY
Condensed Notes to the Consolidated Financial Statements (continued)
(amounts in thousands)
(unaudited)

Condensed Consolidating Statements of Comprehensive Income (Loss)
For the three months ended March 31, 2017
	The Company	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Consolidating Adjustments	Total Consolidated
NET SALES:
Related parties	$—	$131,068	$149,505	$—	$280,573
Other customers	—	85,183	30	—	85,213
Total net sales	—	216,251	149,535	—	365,786
Cost of goods sold	—	213,751	135,184	—	348,935
Gross profit	—	2,500	14,351	—	16,851
Selling, general and administrative expenses	10,200	—	502	—	10,702
Other operating expense - net	—	—	973	—	973
Operating income (loss)	(10,200)	2,500	12,876	—	5,176
Interest expense	(5,148)	(379)	(44)	—	(5,571)
Interest income (expense) - affiliates	8,982	2,081	(11,063)	—	—
Interest income	80	—	150	—	230
Net loss on forward and derivative contracts	—	(15,847)	(290)	—	(16,137)
Other income (expense) - net	787	47	(450)	—	384
Income (loss) before income taxes and equity in earnings (loss) of subsidiaries and joint ventures	(5,499)	(11,598)	1,179	—	(15,918)
Income tax benefit (expense)	571	493	(756)	—	308
Income (loss) before equity in earnings (loss) of subsidiaries and joint ventures	(4,928)	(11,105)	423	—	(15,610)
Equity in earnings (loss) of subsidiaries and joint ventures	(10,211)	853	471	9,358	471
Net income (loss)	$(15,139)	$(10,252)	$894	$9,358	$(15,139)
Other comprehensive income before income tax effect	1,786	1,306	348	(1,654)	1,786
Income tax effect	(1,074)	—	8	(8)	(1,074)
Other comprehensive income	712	1,306	356	(1,662)	712
Total comprehensive income (loss)	$(14,427)	$(8,946)	$1,250	$7,696	$(14,427)

CENTURY ALUMINUM COMPANY
Condensed Notes to the Consolidated Financial Statements (continued)
(amounts in thousands)
(unaudited)

Condensed Consolidating Statements of Comprehensive Income (Loss)
For the three months ended March 31, 2016
	The Company	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Consolidating Adjustments	Total Consolidated
NET SALES:
Related parties	$—	$162,120	$141,654	$(23,397)	$280,377
Third-party customers	—	38,468	9	—	38,477
Total net sales	—	200,588	141,663	(23,397)	318,854
Cost of goods sold	—	209,573	136,304	(23,971)	321,906
Gross profit (loss)	—	(8,985)	5,359	574	(3,052)
Selling, general and administrative expenses	8,299	—	1,326	—	9,625
Other operating expense - net	—	—	881	—	881
Operating income (loss)	(8,299)	(8,985)	3,152	574	(13,558)
Interest expense	(5,065)	(382)	(46)	—	(5,493)
Interest income (expense) - affiliates	9,548	—	(9,548)	—	—
Interest income	37	—	77	—	114
Net gain on forward and derivative contracts	—	353	—	—	353
Other income (expense) - net	771	(6)	(771)	—	(6)
Loss before income taxes and equity in earnings (loss) of subsidiaries and joint ventures	(3,008)	(9,020)	(7,136)	574	(18,590)
Income tax benefit	620	—	1,450	—	2,070
Loss before equity in earnings (loss) of subsidiaries and joint ventures	(2,388)	(9,020)	(5,686)	574	(16,520)
Equity in earnings (loss) of subsidiaries and joint ventures	(13,775)	—	357	13,775	357
Net loss	$(16,163)	$(9,020)	$(5,329)	$14,349	$(16,163)
Other comprehensive income before income tax effect	1,206	778	303	(1,081)	1,206
Income tax effect	(383)	—	8	(8)	(383)
Other comprehensive income	823	778	311	(1,089)	823
Total comprehensive loss	$(15,340)	$(8,242)	$(5,018)	$13,260	$(15,340)

CENTURY ALUMINUM COMPANY
Condensed Notes to the Consolidated Financial Statements (continued)
(amounts in thousands)
(unaudited)

Condensed Consolidating Balance Sheet
As of March 31, 2017
	The Company	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Consolidating Adjustments	Total Consolidated
Cash & cash equivalents	$39,218	$(24)	$86,701	$—	$125,895
Restricted cash	—	797	—	—	797
Accounts receivable - net	—	35,999	226	—	36,225
Due from affiliates	42	11,747	—	—	11,789
Inventories	180	155,056	89,484	—	244,720
Prepaid and other current assets	6,909	2,795	9,264	—	18,968
Total current assets	46,349	206,370	185,675	—	438,394
Property, plant and equipment - net	14,379	320,527	677,658	—	1,012,564
Investment in subsidiaries	693,468	52,093	—	(745,561)	—
Due from affiliates - long term	511,577	325,392	14,199	(851,168)	—
Other assets	28,754	49,249	28,637	(31,791)	74,849
TOTAL	$1,294,527	$953,631	$906,169	$(1,628,520)	$1,525,807

Accounts payable, trade	$4,404	$49,249	$35,048	$—	$88,701
Due to affiliates	2,637	11,475	5,908	—	20,020
Accrued and other current liabilities	13,825	24,422	19,847	—	58,094
Accrued employee benefits costs	1,932	8,314	668	—	10,914
Industrial revenue bonds	—	7,815	—	—	7,815
Total current liabilities	22,798	101,275	61,471	—	185,544
Senior notes payable	247,809	—	—	—	247,809
Accrued pension benefits costs cost - less current portion	46,136	20,211	14,307	(31,791)	48,863
Accrued postretirement benefits costs - less current portion	4,476	120,502	1,751	—	126,729
Other liabilities	4,499	31,146	28,963	—	64,608
Due to affiliates - long term	226,065	43,364	581,739	(851,168)	—
Deferred taxes	—	2,735	106,775	—	109,510
Total noncurrent liabilities	528,985	217,958	733,535	(882,959)	597,519
Preferred stock	1	—	—	—	1
Common stock	944	1	59	(60)	944
Other shareholder's equity	741,799	634,397	111,104	(745,501)	741,799
Total shareholder's equity	742,744	634,398	111,163	(745,561)	742,744
TOTAL	$1,294,527	$953,631	$906,169	$(1,628,520)	$1,525,807

CENTURY ALUMINUM COMPANY
Condensed Notes to the Consolidated Financial Statements (continued)
(amounts in thousands)
(unaudited)

Condensed Consolidating Balance Sheet
As of December 31, 2016
	The Company	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Consolidating Adjustments	Total Consolidated
Cash & cash equivalents	$36,670	$(255)	$95,988	$—	$132,403
Restricted cash	—	794	256	—	1,050
Accounts receivable - net	167	11,883	382	—	12,432
Due from affiliates	42	16,606	3	—	16,651
Inventories	180	146,689	86,694	—	233,563
Prepaid and other current assets	6,838	5,699	9,673	—	22,210
Assets held for sale	—	—	22,313	—	22,313
Total current assets	43,897	181,416	215,309	—	440,622
Property, plant and equipment - net	12,311	328,069	685,905	—	1,026,285
Investment in subsidiaries	702,659	51,240	—	(753,899)	—
Due from affiliates - long term	529,873	346,893	1,792	(878,558)	—
Other assets	28,215	49,331	27,596	(31,722)	73,420
TOTAL	$1,316,955	$956,949	$930,602	$(1,664,179)	$1,540,327

Accounts payable, trade	$6,125	$52,921	$35,914	$—	$94,960
Due to affiliates	417	9,641	5,310	—	15,368
Accrued and other current liabilities	11,950	17,744	20,406	—	50,100
Accrued employee benefits costs	1,932	8,317	668	—	10,917
Industrial revenue bonds	—	7,815	—	—	7,815
Total current liabilities	20,424	96,438	62,298	—	179,160
Senior notes payable	247,699	—	—	—	247,699
Accrued pension benefits costs cost - less current portion	46,390	20,167	14,658	(31,722)	49,493
Accrued postretirement benefits costs - less current portion	4,380	120,242	1,733	—	126,355
Other liabilities	4,160	30,920	36,946	—	72,026
Due to affiliates - long term	237,247	42,609	598,702	(878,558)	—
Deferred taxes	—	2,735	106,204	—	108,939
Total noncurrent liabilities	539,876	216,673	758,243	(910,280)	604,512
Preferred stock	1	—	—	—	1
Common stock	944	1	59	(60)	944
Other shareholder's equity	755,710	643,837	110,002	(753,839)	755,710
Total shareholder's equity	756,655	643,838	110,061	(753,899)	756,655
TOTAL	$1,316,955	$956,949	$930,602	$(1,664,179)	$1,540,327

CENTURY ALUMINUM COMPANY
Condensed Notes to the Consolidated Financial Statements (continued)
(amounts in thousands)
(unaudited)

Condensed Consolidating Statement of Cash Flows
For the three months ended March 31, 2017
	The Company	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Consolidating Adjustments	Total Consolidated
Net cash provided by (used in) operating activities	$(1,142)	$(21,757)	$11,555	$—	$(11,344)
Purchase of property, plant and equipment	(4,395)	(2,346)	(2,304)	—	(9,045)
Proceeds from sale of Ravenswood	—	—	13,585	—	13,585
Restricted and other cash deposits	—	(3)	256	—	253
Intercompany transactions	19,224	23,582	(12,406)	(30,400)	—
Net cash provided by (used in) investing activities	14,829	21,233	(869)	(30,400)	4,793
Borrowings under revolving credit facilities	233	—	—	—	233
Repayments under revolving credit facilities	(233)	—	—	—	(233)
Issuance of common stock	43	—	—	—	43
Intercompany transactions	(11,182)	755	(19,973)	30,400	—
Net cash provided by financing activities	(11,139)	755	(19,973)	30,400	43
CHANGE IN CASH AND CASH EQUIVALENTS	2,548	231	(9,287)	—	(6,508)
Cash and cash equivalents, beginning of period	36,670	(255)	95,988	—	132,403
Cash and cash equivalents, end of period	$39,218	$(24)	$86,701	$—	$125,895

CENTURY ALUMINUM COMPANY
Condensed Notes to the Consolidated Financial Statements (continued)
(amounts in thousands)
(unaudited)

Condensed Consolidating Statement of Cash Flows
For the three months ended March 31, 2016
	The Company	Combined Guarantor Subsidiaries	Combined Non-Guarantor Subsidiaries	Consolidating Adjustments	Total Consolidated
Net cash provided by (used in) operating activities	$(8,754)	$5,435	$9,956	$8,266	$14,903
Purchase of property, plant and equipment	—	(1,426)	(2,409)	—	(3,835)
Net cash used in investing activities	—	(1,426)	(2,409)	—	(3,835)
Borrowings under revolving credit facilities	371	—	—	—	371
Repayments under revolving credit facilities	(371)	—	—	—	(371)
Intercompany transactions	—	(436)	8,702	(8,266)	—
Net cash provided by (used in) financing activities	—	(436)	8,702	(8,266)	—
CHANGE IN CASH AND CASH EQUIVALENTS	(8,754)	3,573	16,249	—	11,068
Cash and cash equivalents, beginning of period	58,421	(3,647)	60,619	—	115,393
Cash and cash equivalents, end of period	$49,667	$(74)	$76,868	$—	$126,461